Exhibit 99.1

August 3, 2022

Zeta Accelerates Second Quarter 2022 Revenue & Profit Growth with

Record New Scaled Customer Additions

•
Delivered 2Q’22 revenue of $137M, up 28% Y/Y and up 9% Q/Q
•
Added a record 14 new scaled customers in the quarter and grew scaled customer ARPU 19% Y/Y
•
Drove direct platform revenue contribution of 81% vs. 77% in 2Q’21, resulting in a 290 bps Y/Y reduction in cost of revenue to 36.6%, or a 390 bps Y/Y reduction excluding stock-based compensation to 35.3%1
•
Generated cash flow from operating activities of $14.7M, up 93% Y/Y
•
Announcing $50 million stock repurchase and RSA withholding program

NEW YORK – Zeta Global (NYSE: ZETA), a cloud-based marketing technology company that empowers enterprises to acquire, grow, and retain customers more efficiently, today announced financial results for the second quarter ended June 30, 2022.

“Zeta delivered another strong quarter with accelerating revenue and profit growth along with robust cash generation,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “Marketing efficiency has never been more important than it is today, and Zeta is well positioned to capitalize. We are incredibly proud of the company we have built and the people who have helped us build it. We believe the current valuation of our shares does not reflect the true value of our company. Our new share repurchase authorization reinforces our Board’s confidence in the continued growth of the business and our commitment to creating value for our shareholders.”

“With our fourth straight quarter of beating and raising against expectations, our second quarter results continue to showcase Zeta’s culture of high performance and strong execution,” said Chris Greiner, Zeta’s CFO. “Record new scaled customer additions, continued ARPU expansion, sustained positive mix shift, an increasing mix of multi-year, recurring revenue contracts, record RFP activity, and robust pipeline expansion are continued evidence that our value proposition is resonating in the market and that demand remains resilient. We are tracking ahead of our Zeta 2025 plan with strength across each of our core KPIs.”

Second Quarter 2022 Highlights

•
Total revenue of $137 million, an increase of 28% Y/Y.
•
Scaled customer count of 373 compared to 359 in 1Q’22.
•
Scaled customer ARPU of $355 thousand, an increase of 19% Y/Y.
•
Direct platform revenue made up 81% of total revenue compared to 77% in 2Q’21.
•
Lowered the cost of revenue percentage by 390 basis points Y/Y to 35.3%, excluding stock-based compensation1.
•
GAAP net loss of $86 million, or 62.6% of revenue was driven primarily by $82.3 million of stock-based compensation in addition to $5.7 million of other expenses mostly related to the equity component of prior M&A deals. The net loss in 2Q’21 was $94.9 million, or 88.8% of revenue.
•
GAAP loss per share of $0.63 compared to a loss per share of $1.92 in 2Q’21.
•
Cash flow from operating activities of $14.7 million, compared to $7.6 million in 2Q’21.
•
Free Cash Flow1 of $6.2 million, compared to ($1.8) million in 2Q’21.

•
Adjusted EBITDA1 of $18.6 million, an increase of 63% compared to $11.4 million in 2Q’21.
•
Adjusted EBITDA margin1 of 13.5%, compared to 10.7% in 2Q’21.

1 Cost of revenue excluding stock-based compensation, Free Cash Flow, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Recent Highlights

•
In August 2022, the Board authorized a stock repurchase program for up to $50 million of Zeta’s Class A common stock through December 31, 2024, whereby repurchases may be made from time to time using a variety of methods, including open market purchases or privately negotiated transactions.
•
In August 2022, the Board authorized the withholding of shares from certain executive officers to satisfy tax obligations upon vesting of restricted stock awards, in lieu of having the executives sell shares into the market to satisfy these obligations.
•
The Company intends to use approximately $50 million in aggregate Free Cash Flow to fund repurchases and withholdings under the two programs through December 31, 2024. if economic and market conditions are favorable.

Zeta Live

Zeta will host its second annual Zeta Live Conference on September 28 & 29, bringing together the industry’s most forward-thinking leaders to discuss the most critical topics impacting businesses and marketing today. A live webcast will be available on our website (https://zetaglobal.com).

Guidance

Zeta anticipates revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2022

•
Revenue of $139 million to $143 million, representing a year-over-year increase of 21% to 24%.
•
Adjusted EBITDA of $19.8 million to $20.3 million, representing a year-over-year increase of 24% to 27% and an Adjusted EBITDA margin of 13.9% to 14.6%.

Full Year 2022

•
Increasing and narrowing our revenue expectations to a range of $560 million to $566 million, up from prior guidance of $553 million to $563 million. Revised guidance represents a year-over-year increase of 22% to 24%.
•
Increasing Adjusted EBITDA to a range of $85.8 million to $87.3 million, up from prior guidance of $83.4 million to $86.4 million. Revised guidance represents a year-over-year increase of 36% to 38% and an Adjusted EBITDA margin of 15.2% to 15.6%.

Investor Conference Call and Webcast

Zeta will host a conference call today, Wednesday, August 3, 2022, at 5:00 p.m. Eastern Time to discuss financial results for the second quarter 2022. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global Holdings Corp. is a leading data-driven, cloud-based marketing technology company that empowers enterprises to acquire, grow, and retain customers. The Company's Zeta Marketing Platform (the "ZMP") is the largest omnichannel marketing platform with identity data at its core. The ZMP analyzes billions of structured and unstructured data points to predict consumer intent by leveraging sophisticated artificial intelligence to personalize experiences at scale. Founded in 2007 by David A. Steinberg and John Sculley, the Company is headquartered in New York City. For more information, please go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs, intensions, and expectations on whether the Company will withhold shares to cover taxes, repurchase any shares under the stock repurchase program, or use Free Cash Flow to fund such withholdings and repurchases, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook, “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: the impact of COVID-19 on the global economy, our customers, employees and business; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions, that could affect our ability to fund any stock repurchases or withhold shares to cover taxes such that sales to cover taxes may be required upon vesting of restricted stock awards ("RSAs"); prevailing stock prices, general economic and market condition and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program; our ability to innovate and make the right investment decisions in our product offerings and platform; our ability to attract and retain customers, including our scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The third quarter and full year 2022 guidance provided herein and Zeta 2025 targets are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided and Zeta 2025 targets are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission, that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

•
Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
•
Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
•
Scaled Customers: We define scaled customers as customers from which we generated more than $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Super Scaled Customers: We define super scaled customers as customers from which we generated more than $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business

Non-GAAP Measures

In order to assist readers of our condensed unaudited consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

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Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring IPO related expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition related expenses and restructuring expenses primarily consist of severance and other employee-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
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Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
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Cost of revenue, excluding stock-based compensation is a non-GAAP financial measure defined as cost of revenue as defined above less stock-based compensation.
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Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs.

Adjusted EBITDA, Adjusted EBITDA margin, Cost of revenue excluding stock-based compensation, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, Cost of revenue excluding stock-based compensation, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA and Adjusted EBITDA margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA margin guidance and targets to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

Zeta Global Holdings Corp.

Condensed Unaudited Consolidated Balance Sheets

(In thousands, except shares, per share and par values)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$110,779	$103,859
Accounts receivable, net of allowance of $1,654 and $1,295 as of June 30, 2022 and December 31, 2021, respectively	89,541	83,578
Prepaid expenses	6,482	6,970
Other current assets	1,906	1,649
Total current assets	208,708	196,056
Non-current assets:
Property and equipment, net	5,538	5,630
Website and software development costs, net	37,031	38,038
Intangible assets, net	47,808	40,963
Goodwill	133,029	114,509
Deferred tax assets, net	1,230	956
Other non-current assets	2,472	1,113
Total non-current assets	$227,108	$201,209
Total assets	$435,816	$397,265
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,069	$21,711
Accrued expenses	53,213	63,979
Acquisition related liabilities (current)	20,533	8,042
Deferred revenue	5,864	6,866
Other current liabilities	6,871	5,159
Total current liabilities	124,550	105,757
Non-current liabilities:
Long term borrowings	183,783	183,613
Acquisition related liabilities (non-current)	18,280	14,915
Other non-current liabilities	2,298	2,492
Total non-current liabilities	204,361	201,020
Total liabilities	$328,911	$306,777
Commitments and contingencies
Stockholders’ equity:
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 170,511,917 and 159,974,847 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	170	160
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 35,069,052 and 37,856,095 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	35	38
Additional paid-in capital	759,311	584,208
Accumulated deficit	(649,863)	(491,817)
Accumulated other comprehensive loss	(2,748)	(2,101)
Total stockholders' equity	106,905	90,488
Total liabilities and stockholders' equity	$435,816	$397,265

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues	$137,301	$106,896	$263,569	$208,359
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	50,233	42,212	91,958	81,184
General and administrative expenses	55,665	65,907	109,014	85,039
Selling and marketing expenses	77,139	82,845	146,057	103,415
Research and development expenses	18,038	26,503	35,269	36,287
Depreciation and amortization	13,315	11,235	26,081	21,352
Acquisition related expenses	-	329	344	1,036
Restructuring expenses	-	150	-	437
Total operating expenses	$214,390	$229,181	$408,723	$328,750
Loss from operations	(77,089)	(122,285)	(145,154)	(120,391)
Interest expense	1,666	1,402	2,964	4,363
Other expenses / (income)	5,696	(749)	10,969	535
Gain on extinguishment of debt	—	(10,000)	—	(10,000)
Change in fair value of warrants and derivative liabilities	1,215	(18,600)	1,215	5,000
Total other expenses / (income)	$8,577	$(27,947)	$15,148	$(102)
Loss before income taxes	(85,666)	(94,338)	(160,302)	(120,289)
Income tax provision / (benefit)	343	$584	$(2,256)	$(993)
Net loss	$(86,009)	$(94,922)	$(158,046)	$(119,296)
Other comprehensive loss:
Foreign currency translation adjustment	$403	$129	$647	$75
Total comprehensive loss	$(86,412)	$(95,051)	$(158,693)	$(119,371)
Net loss	$(86,009)	$(94,922)	$(158,046)	$(119,296)
Cumulative redeemable convertible preferred stock dividends	—	3,166	—	7,060
Net loss available to common stockholders	$(86,009)	$(98,088)	$(158,046)	$(126,356)
Basic loss per share	$(0.63)	$(1.92)	$(1.17)	$(3.01)
Diluted loss per share	$(0.63)	$(1.92)	$(1.17)	$(3.01)
Weighted average number of shares used to compute net loss per share
Basic	135,903,592	51,202,335	134,835,401	41,973,595
Diluted	135,903,592	51,202,335	134,835,401	41,973,595

The Company recorded following stock-based compensation under respective lines of the above unaudited consolidated statements of operations and comprehensive loss:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cost of revenues (excluding depreciation and amortization)	$1,738	$266	$2,900	$266
General and administrative expenses	30,905	42,625	60,680	42,625
Selling and marketing expenses	42,090	59,512	78,897	59,512
Research and development expenses	7,602	16,867	13,594	16,867
Total	$82,335	$119,270	$156,071	$119,270

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(158,046)	$(119,296)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,081	21,352
Stock-based compensation	156,071	119,270
Gain on debt extinguishment	-	(10,000)
Deferred income taxes	(3,090)	(1,641)
Change in fair value of warrant and derivative liabilities	1,215	5,000
Others, net	11,365	1,067
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(4,740)	8,165
Prepaid expenses	524	1,241
Other current assets	271	1,252
Other non-current assets	(703)	(384)
Deferred revenue	(1,016)	(440)
Accounts payable	18,703	(14,083)
Accrued expenses and other current liabilities	(10,591)	1,502
Other non-current liabilities	(194)	198
Net cash provided by operating activities	35,850	13,203
Cash flows from investing activities:
Capital expenditures	(11,511)	(4,381)
Website and software development costs	(8,586)	(9,529)
Business acquisitions, net of cash acquired	(9,157)	(2,159)
Net cash used for investing activities	(29,254)	(16,069)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(1,292)	(64)
Proceeds from credit facilities, net of issuance costs	5,625	183,311
Proceeds from IPO, net of issuance cost	-	127,363
Repurchase of RSAs and RSUs	-	(64,130)
Issuance under employee stock purchase plan	1,320	-
Exercise of options	130	41
Repayments against the credit facilities	(5,625)	(180,745)
Net cash provided by financing activities	158	65,776
Effect of exchange rate changes on cash and cash equivalents	166	(67)
Net increase in cash and cash equivalents	6,920	62,843
Cash and cash equivalents, beginning of period	103,859	50,725
Cash and cash equivalents, end of period	$110,779	$113,568
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest	$2,486	$4,377
Cash paid for income taxes, net	$480	$941
Liability established in connection with acquisitions	$18,334	$1,630
Capitalized stock-based compensation as website and software development costs	$2,653	$7,505
Shares issued in connection with acquisitions and other agreements	$14,936	$5,454
Dividends on redeemable convertible preferred stock settled in Company’s equity	$-	$60,082
Non-cash settlement of warrants and derivative liabilities	$-	$63,100
Non-cash consideration for website and software development costs	$632	$689

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(86,009)	$(94,922)	$(158,046)	$(119,296)
Net loss margin	62.6%	88.8%	60.0%	57.3%
Add back:
Depreciation and amortization	13,315	11,235	26,081	21,352
Restructuring expenses	-	150	-	437
Acquisition related expenses	-	329	344	1,036
Stock-based compensation	82,335	119,270	156,071	119,270
Other expenses / (income)	5,696	(749)	10,969	535
Gain on extinguishment of debt	-	(10,000)	-	(10,000)
IPO related expenses	-	2,705	-	2,705
Change in fair value of warrants and derivative liabilities	1,215	(18,600)	1,215	5,000
Interest expense	1,666	1,402	2,964	4,363
Income tax provision / (benefit)	343	584	(2,256)	(993)
Adjusted EBITDA	$18,561	$11,404	$37,342	$24,409
Adjusted EBITDA margin	13.5%	10.7%	14.2%	11.7%